EXHIBIT 99.1

Transcript of the August 14, 2014 investor presentation

420 INVESTING PRESENTATION

DESCRIPTION: DIALOGUE WITH ALAN BROCHSTEN, JOHN McKOWEN, WAYNE HARDING, TIM BIEL

AUGUST 15, 2014

ALAN:  Will be joined by the management team from Two Rivers Water and Forming, that’s symbol TURV.  One the call we’ll have CEO John McKowen, CFO Wayne Harding, and the COO of GrowCo Tim Bell, Biel [PH].  Uh, before we get started, uh, I just want to tell you this will last about 45 minutes to an hour, uh, the management team will, uh, speak for about 20 minutes running through their slides, and then we’ll open it up to Q and A.  So, with that I’d like to turn it over to Mr. Harding.

WAYNE:  Hi, Alan, thank you so much for inviting us to the presentation, and I want to make sure you guys can see this screen.

ALAN:  Yeah, we’re good.

WAYNE: As Alan mentioned my name is Wayne Harding, the Chief Financial Officer for Two Rivers Water and Farming Company and it’s a pleasure to be here and to be able to spend a few minutes with you, talking a little bit about our company, and since we’re a pub-publically traded company we do have to abide by certain rules, and of course Safe Harbor’s statement in this slide. We’re going to make some projections, we’re going to talk about the future, and there’s risk factors involved with that.  So just keep that in mind as we go along.  We are also recording this and I think Alan has mentioned this before and they’ll be posting this later and we’ll be following up with a 8K of a transcript of our narrative to comply with SEC laws and regs.   So let me set the stage for you, for the next about 20 to 25 minutes.  Myself and Tim Biel will present, and I’m going to talk to you a little bit about our overall business model at Two Rivers, and then we’re going to talk about what’s going on with current operations.  [We will present] a little primer on Colorado Water, [which is ]a little different, because [in] Colorado or the arid Southwest about how we treat water, versus the other people around not only the United States but the globe [is different].  Then I’m going to hand off to Tim and he’ll be talking about the marijuana industry in Colorado. I’m very [aware] that the people here a very astute investors in the marijuana space, and so we’re going to gloss over some of the basic facts, and what we’re showing you today is our-our standard corporate overview that we just updated for you, your benefit, but we’ll be posting this for human consumption on our website tomorrow.  So, we wanted to include some background information on marijuana.  WANE:  And then, Tim’s going to drill down into GrowCo, which is our newest subsidiary that we’re excited about, and talk a little bit about how we’re addressing the needs out there in the marketplace for particularly licensed, very knowledgeable marijuana growers in Colorado.  He’s going to hand it back to me, and I’ll give you an overview of a map of operations, talk briefly about our management team, cap table, I’ll wrap it up in investment highlights, and by that time it’ll be 23-24 minutes from now, and then I’ll hand it back to Alan and he’ll do a little Q and A for us.  So, let’s get right into it and talk about our business model.  Like our name connotes Two Rivers Water and Company, we’re in the water business.  And we’re in the water business irrigated farming.  Why do we do that?  Well, because 85 percent of all the rights to use water in Colorado is owned by farmers, and it’s been that way since the middle 1800s.  And so as we build up our water portfolio, we do that by buying land, irrigated farm land with extremely senior water rights.  In fact, in the [picture in the] upper right hand corner is, our main source of our water in our operations, that’s the Colorado Reservoir fed by the Arkansas River, and the middle picture is one of the ditch systems that feed water into our irrigated farmland.  And one of the things that we do is as soon as we buy irrigated farmland, we change the use from feed crop, which produces about $1,000, $1,100 an acre gross, if you’re very, very good at farming to do an average revenue even for the occasional grain crops to $6,000 [an acre], and we also produce higher margins, that by itself is a very compelling business model.  Our portfolio of our land assets include 7,500 acres right now of which 750 acres is used actively for farming and the other 90 percent or 6,750 acres is used for our water infrastructure and for development commercial operations and land development.  And instead of selling or leasing our water that is w not used in our core business such as irrigated farming, we use it as capital contributions to obtain a higher operating revenue and profit margins as we’re doing the GrowCo subsidiary.

WAYNE:  We form metropolitan districts, we sell taps, and that generates 25 times more revenue than just the supplying water to feed crops.  And so, one of the things that are very exciting about, and we appreciate the opportunity to share this news with you, GrowCo is we can generate 1,250 times more revenue per acre leasing our greenhouse facilities to grow our marijuana [compared] to growing regular feed crop.  So, let’s talk about where we are right now and where we see this year is shaping up.  We do irrigated farming; we sell high-value fruits and vegetables to national accounts, anywhere from Walmart to more regional and local grocery stores.  [We] have the opportunity to take those 750 acres, expand that to over 10,000 acres in the new 10 years.  Last year we reported $2 million in just farm revenues; this year we’re anticipating $4.3 million in farm revenues.  Overall we’re projecting that $5 million, $5.1 million total revenues in 2015.  [NOTE: this statement should be for 2014]WAYNE:  And with margins to 35 percent-plus.  We are also developing metropolitan districts, we work in Huerfano County, we have also one in El Paso County, [which is] Colorado Springs.  We’re going to provide water, to a 2,500 acres of development, and [which will begin in] 2015.  And we’re also developing augmentation, a way tohave, be able to, use their wells and divert the water out of water seniority priority, and that will add to our revenues in 2015 and pretty soon with Tim on our GrowCo subsidiary.  In Colorado Water, our Colorado water law, you have the right to use based upon what we call “prior appropriation doctrine.”  What that essentially means, the first people who use it and use it to-to a beneficial use, the first people that... people have the highest senior right to use that, and you’re in a pecking order.  And water rights the give us, we own the water rights, the right to divert stream flow, to operate storage revenues, pump ground water to help, uh, augment our irrigation, and our farmland activities.  In fact the upper right hand corner picture there is a picture of one of the head gates for the Bessemer Ditch, and the middle picture is the pump water pumping water from the alluvium into our farmland.  So, uh, we focus on acquiring farmland and water that’s along the Arkansas River and tributaries along the Arkansas.  And to acquire rights, and which they’re in systems that are also on some of the rights and shares that are also owned by local governments, which is a benefit to us too, because if we want change use from AG use, touse of higher values, they’re the ones that do the legal and political lifting that’s necessary to change that use.  And there’s also a significant of water owned by farmers in Colorado, so as I mentioned before 85 percent approximate of all water rights, and sometimes they’re...used for a very low economic purposes, and so we can purchase those water rights if we can keep it within the community, and add benefit-benefits to that local community.

WAYNE:  And when we use our water rights for higher value purposes, and replace those water rights that we use with lower-value water rights that we can purchase upstream with the Arkansas and flow right into the Pueblo Reservoir.  So, that’s, uh, the overview of Two Rivers, after the overview we’re going to have questions, Q and A after we get done with the presentation, but now the person you’ve all been waiting to hear from Tim, Tim Beall, who’s going to up the next slide and talk about marijuana in Colorado and GrowCo, Tim.

TIM:  Thanks, Wayne.

TIM:  Okay.  Well I think I can uh ignore the top bullet point, everybody I’m sure knows that recreational marijuana is legal in Colorado now.  Obviously the demand for product and sales far exceeded middle expectation.  Currently about 99 percent of all licensed marijuana is grown indoors in warehouses.  Utilizing artificial light and very expensive HVAC air conditioning systems.  It’s pretty inefficient; state-of-the-art greenhouse on the other hand can create the same ideal growing environment, much more efficiently using natural sunlight and convection airflow.  And if you look at the two pictures to the right of the middle and the bottom one, kind of the illustration with warehouse and how humidity kind of tends to stay at the bottom.  And that’s because of all the heat generated off by the light.  And when indoor grow has a hard time maintaining ideal humidity conditions, and when it at the light... actually has to run very expensive air condition to remove it.  The greenhouse, which is the type you know well, this is a newer type of greenhouse, and the peeks all open right at the top.  And what we do is we use bottom heat, and we can vent our heat right out of the top without using air conditioning, and we can also get rid of our humidity that way.TIM:  We’re expecting that most commercial marijuana growing activities will eventually move from warehouses to greenhouses, and as you know the predominant supply increases, eventually the prices will drop.  And for growers to maintain competitiveness they’re going to need to be able to lower costs.  Colorado’s also expected to get rid of some of the requirements for vertical integration, and when that happens we’ll probably see a, you know, separation in entities whereby they kind of, uh, focus on what their core competency is, you know, between growing, processing or retail.  It’s also expected in Colorado that small owners or shareholders of public companies may not in future have to register as individual beneficial owners with the state.  Wayne, could you go to the next slide please?

TIM:  Two Rivers through GrowCo, we’re partnering with the best greenhouse and marijuana growers in Colorado.  And our greenhouses produce twice the amount of marijuana per square foot, and at one-half the cost of growing in a warehouse.  The greenhouses can yield up to, for example, 6,000 pounds per acre versus 3,000 pounds indoor on an annualized basis.  And we’re pricing our recent GrowCo greenhouses at around $20 a square foot, and our CAPEX cost of constructing is about $33 per square foot, this crop is very helpful to the light in the indoor, so it would have to be I think square footage.  We’re expecting to complete build and lease by the end of this year, two of the 105,000 square foot facilities and we’re expecting to be adding on to them pretty rapidly thereafter.  Wayne, maybe you can handle the next few bullet points on the capital structure.

WAYNE:  Sure, Tim, be happy to.  And, so the capital structure looks like this to begin with.  We have  issued 30 million shares, 20 million is owned by Two Rivers Water and Farming Company, the other 10 million of it is in a reserve pool for management and also our team lease grow partners.  And of the 20 million shares Two Rivers owns, we’re going to take 10 million, actually have taken 10 million of those shares authorized by our board of directors, and they’ll be put into a trust.  And that trust is instructed to distribute over a four-quarter period in 2015 a pro rata shares of GrowCo to each shareholder of Two Rivers.  So, it depends on how many shares of Two Rivers that you have, [will determine] how many shares of GrowCo shares that you have.  So, this is really an opportunity for you to, to-to purchase into and to invest into Two Rivers Water and Farming Company, but also get... eventually get ownership in GrowCo throughout 2015.  Back to you, Tim.

TIM:  Okay, yeah, next slide please.  So, here’s at GrowCo [what] we’re doing... we’re still [developing], proprietary skills for operating state-of-the-art greenhouse.  And this then developed over generations of in-house growing.  A value proposition is that we’re able to teach growers how to upgrade their art form, growing indoors into utilizing greenhouse technology, which will allow them to lower costs and make an increasingly price competitive.  Greenhouses that we’re talking about are able to create ideal actual growing environments, uh, to maintain temperatures between 70 and 80 degrees, uh, no matter if it’s very hot, very cold outside, we can maintain relative humidity below20 percent in Colorado.  We also utilize, uh, the-the single biggest advantage to a greenhouse is you’re utilizing natural sunlight and our structures are designed to also pass through UVD radiation from the sunlight, which will help simulate, terpanoid production, and increase quality.  We provide ongoing technical assistance to our networks of greenhouse growers, and also GrowCo is financing, or providing financing to assist the growers in the transition from a warehouse to greenhouse, and we’re also providing lower costs of materials and supplies to our established, uh, which is wholesale agriculture connections, with distributors and producers that don’t normally go to this market segment.  Um, I think that’s the end of my little spiel, maybe, Wayne, you take it from here?

WAYNE:  You bet.  So, a little area map for you to look at so you can kind of see where our operations are.  We got Denver on top of the map, and Colorado Springs coming down south this pueblo.  The areas in green are areas of operation, those in yellow, and I apologize because it’s kind of small yellow, but those in yellow are really the parties that we own and that we are active in.  We actually got our Two Rivers, because we’re working on the Huerfano and Cucharas Rivers that flows eventually into the Arkansas.  The Arkansas River is on the eastern part of the continental divide, you see it toward the middle of the slide, it flows into the Pueblo Reservoir which you had a picture of.  Another big benefit that we have is, uh, we’re not on the west slope, we’re out in the Colorado Basin, uh, we don’t have to worry about, you know, what’s happening there, and the fight over the water, we have plenty supply and it’s very senior in nature.  WAYNE:  Getting on to the management team, John is on the phone with us today, and he’ll be happy to take questions for you, too.  I’m Wayne Harding the Chief Financial Officer, Tim Beall is... he’s our Chief Operating Officer at GrowCo, Russ Dionisio, a third-generation, I call him a super farmer, is our Chief Operating Officer for Farming.  It’s incredible what kind of production he can get off the land that we-that we manage down there.  And Kirsty is our Vice President of Operations.  A little bit about capital, I don’t want to get into much detail in there, but you can ask questions, if you have further questions on it, but right now we reported about 26 million shares outstanding, uh, we do have an LLC that has helped us raise some additional capital for different projects, and we have the right to convert, if they do a 58 million, 57 million shares outstanding, there are warrants out there, including TR Capital Partner, wants to convert the price on that is $2.15, since they’re cash only, not cash, but cash only.  So, that generates 35 million if all of those came in.  An incentive plan so complete dilution would be about eighty five, eighty six million shares, uh, and the average cost of a shares is about $1.06.  So, wrapping it up in a little investment highlights, um, what who doesn’t... but we think that our stock is well, and undervalued.  Just with book value alone we have $1.08 per share and our current price at $1.14 per share. And we have exponential growthnot from GrowCo, which growing exponentially, but also just our irrigated farm operations, and some our 2015 water operations.  Because we had the, uh, you know the ability to expand, uh, uh, significantly and rapidly, and irrigate this plain.  We believe we’re at the right place at the right time.  Water’s precious, particularly in the Southwestern United States.  You’ll not make any more of it, and we believe we have the right model by putting it into the highest and best use.  A lot of people now are talking about agriculture and-and basic necessities and-and... Well, food and water.

WAYNE:  This also is an opportunity to get in on the ground floor with Two Rivers Water and Farming, but also owning the stock to 2015 will get you, uh, into shares of GrowCo, and we plan on going public with GrowCo, uh, at the right opportunity sometime after 2015, and do whatever we can to, uh, get on an exchange, that we’re there, we have preliminary application into an Exchange, we have an independent board of directors, uh, we have all the governance committees in place; they only thing we’re looking for is that our prices go up like we think it’s going to do be better shortly.  So, contact information for John, give us a call, and, uh, I’m going to turn this back to you, Alan, and again I really appreciate the, uh, the opportunity to-to present and I’m sure Tim does, too.

ALAN:  Uh, that’s great.  Thank you very much, uh, it was very impressive.  I meant to say before we got started, I’ll just say it now, uh, people that want to invest in the public markets and marijuana don’t have a lot of voices, uh, like this.  This is a company that has a-a base business, and assets, I know, Wayne, you just talked about the book value, uh, a lot of insider ownership.

And it’s not a recent rehearsed merger.  So, uh, let’s, uh, let me, uh, get my questions up here.  Sorry.  Hold on one second.  I want to jump into the questions now.  I have... I’ll start off with a few, and then I have some from, uh, some of our subscribers as well.  Uh, okay, I got open.  Okay.  So, my first question is... and this is one that came from subscribers, and I like it a lot.  You talk about the book value per share, I know that the capital structure is a little bit, uh, hard to understand because of the, uh, warrants as well as the, uh, TR capital, but what-what is the basis for, uh, the asset value which... how exactly are you valuing assets?

WAYNE:  Well, this is an accounting book value.  And so, as you know, GAAP is pretty conservative in this area, and it’s just setting the price that we had made, and the investments that we made in the past, that’s how it’s not the book value’s value, it’s-it’s the assets minus our liabilities.  I hope I answered the question, what you’re looking for.

ALAN:  Okay.  So, well, I guess another question that comes up a lot, and we’ll get into the GrowCo questions in just a second, but, what is it that your-your water is non-federal source, uh, is that 100 percent or the majority?  How-how do you characterize that, and is that really what gives the value to your assets?

WAYNE:  Well, let me-let me amplify that last question that I had.  There... I believe that there’s a lot of value in assets we own that is not showing on our balance sheet.  Because ... when we purchased the irrigated farmland, let-let’s just take an example of irrigated farmland, we purchased that for like $12,000-13,000 an acre.  The water rights by themselves were purchased at large, some of the water rights was purchased at by a large municipality in the area for $10,500 per acre.  So, we think that we...

JOHN:  Per share.

WAYNE:  Per share, sorry.  Per... Yeah, per share.  Thanks, John.  But I’ll-I’ll turn this over to John in terms of what else is has done, and what alliance we had with federal systems is about.  You got that John?

JOHN:  Sure.  So, on the Arkansas [River], Bureau of ReclamationPueblo Dam, Pueblo Reservoir, and, uh, basically federal involvement involves, some sort federal agency regulating the infrastructure.  And the bureau’s recommendations came out, about two weeks ago and said they are not... they’re not going to allow you to use rec water for the irrigation of-of-of, uh, marijuana facilities and so, uh, if-if you’re taking... if your source of water is-is from a Bureau of Reclamation project, then, uh, they say, “Don’t use it.”  Well, uh, we have two sources... many sources of water, two-two sources of water that we can use for our marijuana grow facilities.  And, one, has the number 1, number 9 in number 86 water right.  So, we get our water every year from that, and there’s no federal involvement with that.  The water that we use in Pueblo it’s on lands that we-that we’ve already owned, also own the water that comes from Saint Charles.  And the Saint Charles has, uh, water stored in the, uh, in the Pueblo Reservoir, but people need to understand the rec water that we use for, uh, irrigation is-is a very, very small fraction of the overall water that’s sorted in the reservoir.  So, uh, we have, uh, and the Saint Charles has water rights on the Bessemer system, I think they get the majority of their water through-through the, uh, uh, Bessemer Ditch system, I think the second largest owner on that system behind, uh, pueblo.  And the only thing that-that’s affected by them is that rec portion, bureau of reclamation water, and I’m going to say it’s like .2 acres feet per year ... it’s-it’s an insignificant amount of water.  So, uh, both of... one of our systems has absolutely no, uh, federal involvement, and, uh, the other one has, uh, a very minor federal involvement.

ALAN:  But... okay, as long as I have you, John, let me ask you also, uh, because I had a question from someone in the audience, how long have you been at Two Rivers, and how long has Two Rivers been operating in it’s-in it’s current form.

JOHN:  I’ve, uh, been involved at Two Rivers, uh, and it stock, so I’m one of the people that founded the company, and actually Two Rivers was a spinoff from a previous deal that I did, it was an oil and gas deal in Peru and, uh, that turned out very well for us.  It went from concept to a New York Stock Exchange Company, and we hope to do the same with this.

ALAN:  What-what year was that, I’m sorry?

JOHN:  Oh, I actually said... the spinoff was in 2002.  We didn’t, uh, we-we were able to capture some of the value there, and as it moved uh to the New York and, uh, traded on the value of that became the seed capital for this, and we started... and I picked that generator about $10-12 million, uh for what became Two Rivers, and, uh, we started buying farmland, irrigated farmland in ... in the middle of 2010.

ALAN:  Since 2010.  Okay, and-and I think one of the things that, uh, I mean, in this session we’re mainly concerned with the, uh, the potential from the GrowCo, but just trying to wrap our heads around the rest of the company.  Uh, first of all, you just reported the first six months of the year, uh, I don’t think there were any revenues to speak of.  And I think there’s a seasonality issue.  You can address that.  But I-I think, when people look at this company and they see that the asset value is as high as it is but the return on assets is so low, how-how do you account for that?

JOHN:  Well, the first three years we basically started building up the structure, and-and getting ready to grow our farming operation.  So, we had no revenues in-in 2010, we had a million, uh, in revenues in 2011.  We had, uh, $2 million in, uh, 2000, excuse me, uh, yeah, uh, 2013 we had, uh, $2 million in revenues, and this year we expect it to do just from the farming operation $4 million.  And then, we’re starting to see the, uh, the benefit from owning the water assets and putting them to an even higher use, we expect to, uh, $5.1 in revenues this year overall for Two Rivers, and that’s without any revenues coming in from, the GrowCo operation or augmentation.  So, what we’ve been doing for two to three years is just building the infrastructure to grow our revenues exponential, and we’re starting to realize that now.

ALAN:  Okay, so you’re in the early innings of your core business basically?

JOHN:  Right.  Right.

ALAN:  Okay.

JOHN:  It took us... it took us a while... it took us a while to become local, on the Bessemer and completely understand farmers down there, and we’re not trying to move the water anymore anywhere, we’re trying to create core businesses in-inside the countries we own the water rights.ALAN:  Okay.  Uh, I think the rest of our questions will be focused on GrowCo, and, uh, the first question is, “You’ve laid out the, uh, per square foot capital, uh, investment that’s required, and can you just walk through where the capital, uh, I know you just filed you 10Q, another difference for a lot of the companies in the space you guys, you guys were a few days early.  Uh, uh, uh, it’s not really clear where the $5 million or so you’ll need, uh, if this first phase is coming from... can you just walk through, and what shareholders should expect?

JOHN:  Yeah, I need to be very careful.  Uh, about that, uh, and but fundamentally it’s-it’s come from the front end from investors in the company.  Uh, and then, uh, on the backend of that, uh, because we don’t want to delude ourselves or our shareholders will see us use, uh, nonconvertible debt financing, uh, that we developed for adding on, uh, grow facilities, and we-we expect that those facilities will generate a significant amount of, uh, uh, retained earnings and we’ll be able to, uh, use that along the... some debt financing.

ALAN:  Okay, that’s great.  Uh, and as it relates to the GrowCo, uh, you-you talk about a lot, Tim, uh, are you able to share with us, uh, something that would give investors confidence, uh, in your-in your intellectual property, or what it is you’re bringing to the table.

TIM:  I guess a background, all of-all of our background went into the GrowCo management growing team, um, we’ve operated, uh, past and present 120 different acres of greenhouse in Colorado both hydroponic produce growing, flowers, perennial seeds, all of that, um, we’ve been doing... we’re consulting and test growing of this-of marijuana specifically.  And, we have seen firsthand the success that-that happens.  As an example, maybe something that’s very simple and easy for-for some of your participants to understand it.  If you’re growing under a light and you have three plants, we yield X amount, well, if you put six plants underneath that same light, you’re still only going to yield the exact same amount.  What natural sunlight does is it gives you more than two times the light energy that your average indoor grow, uh, puts forth on the plant. The other thing is natural sunlight is a 360 degree arc over, and um whereas normal lights you raise them and lower them and it’s really only hitting the top of the canopy.  Which is what stimulates the-the secondary metabulites and the actual growing of the bud.  Um, and, you know, the light alone is going to generate a... the greatly increased, uh, yield in growth.  Uh, in addition, because we are handcuffed with some of the same problems that there is indoors, mainly with, uh, controlling humidity, it allows us to fertilize at two or three times the rate of, uh, or with organic fertilizers that they can do indoor, um, and maybe because they added that higher rate indoor into their soil to prevent, uh, risk of you know the root being burned, they would have to grow it with a little bit more wet or damper soil.  And they’re absolutely are going to increase their humidity.  With us, we can get rid of that humidity so it doesn’t prevent us from, uh, giving the plant with water and it works out continually.

ALAN:  And that’s where I was headed, that really is, uh, I believe, I don’t know if you’re willing name, uh, this entity, but I believe that there’s a-a Dutch agricultural company that, uh, is learning a lot of its expertise, and I know that they-they recommend that it’s going into this GrowCo, is that something, is that, maybe...?

TIM:  Yeah, that’s right.  It’s a well-known family, they’re kind of considered, uh, the godfather of, uh, the greenhouse industry in-in America.  Um, third generation, uh, I used to work for one of the second generation, uh, people, you know, they-they’ve been key in creating many of the, um, new technology that are used today in-in the large upscale greenhouse industry.

ALAN:  Got it.  So, you want to name their name or should I just tell my subscribers and they...?

TIM: I’m not naming names.

ALAN:  Okay.  I’ll let my subscribers hear later.  All right, fair enough, uh, and-and when will you be able to announce your first tenant?  When do you think you’ll be able to announce it?

TIM:  You know, I-I don’t-I don’t want to, uh, say a specific date or anything that’s going to get us into trouble or anything like that, I’ll just say that, you know, we’re talking to, um, many different, uh, perspective tenants, uh, it’s a little bit not either just us putting out a lease and just taking it in one end, you know, just because they’re willing to sign on the dotted line, um, it’s-it’s not-it’s not going to do us any good unless they’re very successful, uh, in and operating that greenhouse.  So, it’s-it’s kind of a multifaceted, uh, vetting process between them and-and with us to make sure that, uh, they’re going to be successful.

ALAN:  And I can appreciate that.  I think construction should complete on the first project by the end of the year, do you think you’ll open with a tenant or no, is that something you can speak on?

TIM:  Yeah, yeah, I-I think... I think we feel pretty good about opening with a tenant.

ALAN:  Okay.  Uh, we had a question from, uh, one of the participants.  You laid out a case for, uh, falling prices after the regulations kick in in October, uh, where you can have people, uh, in... uh, integrated disintegration, I guess.  And, uh, did... you know, you said... I know the pre-cursing, you said a lot of growers did what was convenient and faster indoor, there’s maybe via-migration, that’s... this is the greenhouses.  My question would be, uh, similar to what our, uh, participant had, which is, “What about outdoor growing?  Is that-is that another alternative?  And how is that comparatively on-on a cost basis to greenhouse growing?”

TIM:  Yeah, so outdoor growing I think, um, most people would agree is probably going to create a-a finished product that is low in quality.  Um, it’s also, um, a-a much more at-risk from bugs and, uh, pests.  And you know you want... you have to be sure that if-if it is an outdoor grower that they’re not cheating and putting on, you know pretty harmful pesticides chemically.  Um, I don’t know that all of that’s being handled properly, but I-I can say that it... growing outdoor is a little bit difficult.  Now, I mean, it still can be done, but you know it’s going to be susceptible to, uh, many types of you know wind, uh, you’re going to be susceptible to different humidity rates, you can’t control the... the environment the same way as you can in a greenhouse.  So, while I think that there’s some potential there, I think if you’re looking at the high-quality product, you’re probably going to see that they, uh, inside a greenhouse grower.

ALAN:  Okay.  And then, uh, I’m not seeing too many other questions, uh, so I want to just ask all the participants if you have any questions this would be a good time to get them in.  Uh, while we’re waiting for that, uh, what are some of the challenges that you guys think you’ll be facing as you manage this new business.  Besides getting that first that first tenant?

TIM:  Well I think it’s-it’s a little bit of a difference in, you know, we’re trying to create, um, a synergy that where you-you have people that are knowledgeable about different strains and-and different things, and-and whatnot, they-they learned from someone else who learned from a guy who was growing in his basement, or in his closet originally.  And, so there are some-some different, um, let’s just say horticultural-type knowledge and backgrounds which are important for-for making the best uses out of a greenhouse.  And-and I’ll give you as-as an example, you know, greenhouse systems that we’ve set up, they have sensors for humidity, for light, for heat, um, we maintain different heat zones at the root versus the stem and the foliage, uh, you augment, open that, uh, windows and turn off and on supplement light, and you do all of these things, and you do them based on, you know, PH and EC, and some of these, um, things that have been done for 50 years for regular agriculture or-or flower growing, but, um, are not, uh, as let’s just say pervasive with indoor growers.

ALAN:  Okay.  Uh, and then I just remembered a question I had listen to Wayne.  And this was new information that, uh, the aspirations to move off the OTC, um, I-I’m not familiar... I thought it was $4.00, but you said something about $2.00, but at any event, would you consider doing a reverse split to get that done if that’s the only barrier?

JOHN:  No.

ALAN:  Why not?

JOHN:  Because we don’t think it’s necessary at this point in time.  Now, and-and so this John McKowen speaking.  So, um, it’s just not something that’s-that’s necessary.  We think that we’re dramatically undervalued, it’s matter of getting out there and telling the story a-about Two Rivers,  and having the people become of-of what it is that we’re doing.  They’re just now starting to see that happen, but, uh, I don’t see the need for a reverse split, and it has its own negative effect, so, uh, we got – we don’t expect that we’ll need to do that.

ALAN:  You-you mean the reputation of... uh, that it’s a diluter, that’s why you’re doing the reverse split, which is what people usually assume often incorrectly?JOHN:  Yeah, um, well, in the oil and gas deal that I did in Peru.  We did a-we did a reverse split, uh, just because we were about to add significant new capital, and it was, uh, uh, it was a-a failed previous company, uh, and so, that made a lot of sense because we were bringing in the new capital, and the investor could see that the investors and the shareholders, and the-the markets could see that.  But generally you see people do reverse splits for... reverse splits for the wrong reason, and then the wrong... doing a reverse split for the wrong reason is just, it exacerbates that problem, and, uh, you usually see stock fall back to exactly where it was.  So, we choose to try to, uh, make our stock grow through earnings growth, and-and, uh, revenue growth and earnings growth, and what we’ve coming up with the company in-in 2015, uh, and at the end of the year 2014, 2015 no one else is doing that in this water space.  If you take a look at some of the companies there, contributing you 10 times what we’re trading... five to 10 times what we’re trading at, and they don’t have half the revenues that we have even today and they won’t have it next year, either.  So, we think that we’ll accomplish our goals just by telling our message, being consistent in what we’re doing, generating revenues and generating earnings.

ALAN:  All right, that sounds great.  I had another question just in terms of, uh, you’ll be distributing shares to, uh, your... of GrowCo to your shareholders, but I just want to make sure I understand the en-the entity, uh, and how this would work, because your typical investor when they get dividends it’s usually a public-a publically traded stock, but, uh, when you start to make these distributions, is this going to be in-the LLC, I guess is what people will end up owning?

JOHN:  No, you can’t make a share distribution without doing a registration statement, so...

ALAN:  Okay.

JOHN:  We’ll pla... we’ll place the 10 million shares with a trust, irrevocably with instructions to, uh, distribute them to shareholders at Two Rivers based upon, uh, four different record dates, in 2015, uh, we expect that it’ll probably done... be done along with some sort of an initial public offering for GrowCo, and, uh, and so, uh, the distribution, uh, will be, uh, part of a registration statement or a separate registration statement that make-that makes the shares available for trading and, uh, fully complies with all the security laws.

ALAN:  Got it.  I just wanted to make sure that people investing weren’t going to end up, uh, uh, you know, obviously if you held it in the company, it-it would be there, but then they wouldn’t have it in liquid security, but that’s not the case, great.  Well, I am not seeing any further questions from the participants.  I want to thank you three gentlemen for enlightening us today and, uh, I want to wish everybody a great rest of the summer, and we will have another one of these again soon.  Thank you very much, guys.

WAYNE:  Thank you, Alan.  Take care.  All right, bye.